Exhibit 10.1

                       TRANSITION AND CONSULTING AGREEMENT


     This Transition and Consulting Agreement (the "Agreement") is made as of December 19th, 2005 by and between MediaMax Technology Corporation, a Nevada corporation with a principal place of business at 668 North 44th Street, Suite 233, Phoenix, Arizona 85008 (the "Company"), and William H. Whitmore (the "Consultant").

     WHEREAS, the Consultant formerly served as the President and Chief Executive Officer of the Company and also served the Company as a member of the Board of Directors;

     WHEREAS, the Consultant desires to resign from the Company and cease serving as an employee of the Company in any manner, in each case as of December 29, 2005 (the "Effective Date"), and resigns from serving on the Board of Directors of the Company concurrently with his execution of this Agreement;

     WHEREAS, the Company desires to accept these resignations of Consultant and engage Consultant to provide assistance to the Company and its Chief Executive Officer on a non-executive basis for a period of eight (8) months, commencing as of December 30, 2005, and continuing though August 31, 2006, on the terms and subject to the conditions set forth herein;

     WHEREAS, Consultant is willing to accept such engagement on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Company and Consultant agree as follows:

     SECTION 1. Resignation. The Consultant hereby resigns from all offices and positions he holds with the Company, and resigns from his employment with the Company, effective as of the Effective Date. The Consultant further resigns from serving on the Board of Directors of the Company, effective as of the date of his execution of this Agreement. Effective as of the Effective Date, Consultant shall no longer have access to use office space of the Company (other than in his capacity as a Consultant to the Company), shall no longer receive any Company benefits (other than health care benefits to which Consultant is entitled to receive at his own expense pursuant to applicable Federal law and as described in a separate letter to Consultant), and shall no longer have access to Company e-mail services. On or prior to the Effective Date, Consultant shall return to the Company all of the records, correspondence, electronic and magnetic storage media, documents, proprietary or confidential information, reports, files and all other property, including keys, and other electronic devices of the Company or any of its affiliates, held by the Consultant or otherwise in his possession. Consultant will not retain any copies, duplicates or excerpts of any of the aforementioned documents or items. Notwithstanding the foregoing, Consultant may retain the lap-top computer, provided that all files containing proprietary or confidential information of the Company are deleted therefrom and confirmation of such deletion has been given to the Company by a person or entity acceptable to the Company. From and after the Effective Date, Consultant shall have no authority to incur any liability on behalf of the Company or any of its affiliates or otherwise to commit the Company or any of its affiliates to any contract, liability or obligation of any kind or nature whatsoever.

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     SECTION 2.  Engagement.  The Company agrees to engage  Consultant to assist the Company's Chief Executive Officer and other officers and executives of the Company from time to time, as requested, in facilitating a smooth transition in the management of the Company and otherwise in operating the business and affairs of the Company during the Term (as defined below), and Consultant accepts such engagement (the "Engagement"). Consultant agrees to commit such necessary time as shall be reasonably necessary to perform such services to the Company from and after the Effective Date. During the Term (as defined below) and for one year thereafter, Consultant shall not engage in any activity that has a conflict of interest with the Company, including any competitive employment, business, or other activity, and he shall not assist any other person or organization that competes, or intends to compete, with the Company.

     SECTION 3. Term. The term of the Engagement of Consultant by the Company as provided in Section 2 shall begin on December 30, 2005 and shall continue until August 30, 2006 (the "Term"), unless earlier terminated as hereinafter provided.

     SECTION 4. Compensation and Expenses.

     (a) Prior to the Effective Date. On and prior to the Effective Date, the Company shall pay Consultant in accordance with its normal payroll practices and shall reimburse Consultant for all reasonable unpaid expenses incurred by Consultant on behalf of the Company or its affiliates. The Company acknowledges that, as of the date hereof, such unreimbursed expenses aggregate $6,823.07, all of which shall be reimbursed to Consultant with his last pay check, subject to reduction by the Company to the extent Consultant has not fully paid for the purchase price of the shares of Common Stock to be sold to Consultant pursuant to Section 5 below.

     (b) Compensation. During the Term, the Company shall pay Consultant a consulting fee at a rate equal to $10,000 per month; provided, however, that such monthly consulting fee shall be reduced to $5,000 upon acceptance by Consultant of an employment contract with another person or entity in a position commensurate with Executive management duties as performed by Consultant during employment as President and Chief Executive Officer of the Company . The consulting fee shall be payable bi-weekly at the end of each calendar two-week period along with normal payroll processing during the Term in the amount of $4,650.16 per period for 35 weeks. The first payment is scheduled for January 6, 2006 and the last payment (which will be adjusted to an amount of $930.28 to accommodate the intention of this agreement to be for 8 months at $10,000.00 per month or a total of $80,000.00) is scheduled for September 1, 2006.

     (c) Expenses. The Company shall reimburse Consultant for all reasonable out-of-pocket expenses incurred by Consultant in connection with the business of the Company and in performance of Consultant's duties under this Agreement. Notwithstanding the foregoing, the Consultant shall not incur any such expenses without the prior written approval of the Company.

     SECTION 5. Equity Compensation.

     (a) Issuance of Restricted Stock. On or before December 30, 2005, the Company shall issue to Consultant 3,000,000 shares of the Common Stock, $.001 par value per share ("Common Stock"), of the Company for a purchase price of $.001 per share (or $3,000.00 in the aggregate). Consultant acknowledges that the fair market value of such shares of Common Stock (the "Shares") may exceed the purchase price therefore and has consulted his tax advisors with respect to the Federal and state income tax consequences of such stock issuance.

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     (b) Restrictions on Transfer.  The Consultant  agrees that, for a period of one year from and after the Effective Date (the "Restricted Period"), he will not Transfer (as defined below) any of the Shares, except in accordance with the terms of this Agreement. The immediately preceding sentence of this Section shall not apply to or otherwise prevent (1) the inter vivos transfer or assignment by Consultant, voluntarily or by operation of law, of all of his Shares to his legal representative in the case of his incompetency, (2) a lifetime or testamentary transfer of all or part of the Shares of Consultant to his spouse, children, grandchildren or a trust or other entity for the benefit of Consultant and/or any such other Persons, or (3) a transfer of the Shares to the Consultant's heirs at law upon Consultant's death, provided, however, that in any of the foregoing permitted cases, each transferee agrees in writing to be bound by all of the provisions of this Agreement, and the term "Consultant" hereunder shall include such transferees. Any attempt to Transfer or any purported Transfer of any Shares not in accordance with the terms of this Agreement shall be null and void and neither the Company, as the issuer of such, nor any transfer agent of such Shares shall give any effect to such attempted Transfer in its stock records. For the purposes of this Agreement, the term "Transfer" shall mean any direct or indirect sale, transfer, assignment, grant
of  participation  in,  gift,   hypothecation,   alienation,   pledge  or  other
disposition of any securities or any interests therein excluding, for the avoidance of doubt, any exercise of purchase or conversion rights under options, warrants or convertible securities. Following the Restricted Period, the Consultant may Transfer shares only in accordance with applicable Federal or state securities laws and the terms of this Agreement.

     (e) Legends. Each certificate representing the Shares held by Consultant shall be endorsed with the following legends and such other legends as may be required by applicable state securities laws:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES OR "BLUE SKY" LAWS OF ANY JURISDICTION. THEY MAY NOT BE OFFERED OR SOLD WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILINGS IN ALL SUCH JURISDICTIONS.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act or pursuant to Rule 144 thereunder and made in accordance with the Securities Act) shall also bear such legends, unless the Shares represented thereby are no longer subject to the restrictions on transfer imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) will be removed.

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     SECTION 6. Representations of Consultant.

     (a) The Consultant understands that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), and represents to the Company, and agrees that the Company is entitled to rely on such representations, as follows: that the Consultant is acquiring the Shares with no intention of reselling any of them in any distribution within the meaning of the Act; that he is acquiring the Shares for his own account and that no one else has any beneficial ownership in the Shares; and that he does not intend to and will not resell the Shares except in compliance with the Act and subject to the terms and conditions set forth in section 5 hereof. In addition, the Consultant understands and agrees that (i) the Shares are "restricted securities" within the meaning of Rule 144 under the Act; (ii) the Shares must be held unless they are registered under the Act or an exemption from registration is available, and the Company has received an opinion of counsel to such effect, (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock of the Company, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with.

     (b) The Consultant is relying solely on his tax advisors with respect to the tax consequences of this investment and the transactions contemplated hereunder and not on any statements or representations of the Company or any of its agents or representatives. The Consultant understands that the equity compensation he receives under this Agreement may be considered taxable income for Federal or state income tax purposes and that the Company may treat such equity compensation as a compensation charge against its earnings. The Consultant understands that the Consultant, and not the Company, shall be responsible for the Consultant's own tax liability that may arise as a result of this investment or the transactions contemplated hereunder.

     SECTION 7. Termination. Except as provided in the next succeeding sentence, this Agreement may only be terminated by written agreement of the Company and Consultant. Notwithstanding the foregoing, the Company may terminate this Agreement, effective immediately upon receipt of written notice, if the Consultant breaches any provision of Section 8 or Section 9 of this Agreement. No termination of this Agreement shall affect any of Consultant's rights to receive or retain equity compensation pursuant to Section 5 above, unless and until (a) Consultant has agreed in writing to such termination, or (b) it is finally judicially determined that Consultant has breached any provision of
Section 8 or Section 9 of this Agreement.


     SECTION 8. Covenants of Consultant.

     (a) Consultant recognizes that the knowledge of, information concerning and relationship with customers, suppliers, investors and agents, and the knowledge of the Company's business methods, systems, plans, software, technologies and policies which Consultant will establish, receive or obtain as a consultant to the Company (collectively, "Confidential Information"), are valuable and unique assets of the business of the Company. Consultant will not, during or within five (5) years after the Term, disclose any such Confidential Information pertaining to the Company, its customers, suppliers, agents, policies or other aspects of its business, for any reason or purpose, whatsoever except pursuant to Consultant's duties hereunder or as otherwise authorized by the Company in writing. The term Confidential Information shall not include knowledge or information which (i) is in or enters the public domain without violation of this Agreement or other obligations of confidentiality by Consultant or his agents or representatives, (ii) Consultant can demonstrate was in his possession


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on a nonconfidential  basis prior to the commencement of his engagement with the
Company, or (iii) Consultant can demonstrate was received or obtained by him on a non-confidential basis from a third party who did not acquire it wrongfully or under an obligation of confidentiality, subsequent to the termination of his engagement hereunder.

     (b) All memoranda, notes, records or other documents made or compiled by Consultant or made available to Consultant while engaged concerning customers, suppliers, agents or personnel of the Company, or the Company's business methods, systems, plans and policies, shall be the Company's property and shall be delivered to the Company within five (5) business days of the termination of Consultant's engagement or at any other time on request.

     (c) During the Term and for two (2) years thereafter, Consultant shall not directly or indirectly solicit or initiate contact with any employee of the Company with a view to inducing or encouraging such employee to leave the employ of the Company for the purpose of being hired by Consultant, an employer affiliated with him or any competitor of the Company.

     (d) Consultant acknowledges that the provisions of this section are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, Consultant agrees that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of restraining Consultant from any actual or threatened breach of such covenants.

     (e) In the event that, following the termination of this Agreement, consultant is entitled to receive any further payments other than for compensation or other amounts accrued prior to termination or expiration of this Agreement, such payments shall nonetheless cease and the Company shall no longer be obligated to make such payments if there is a material breach of any of the covenants in this section and Consultant shall forthwith upon demand of the Company repay any such amounts paid to Consultant subsequent to the date such breach occurred.

     SECTION 9. Assignment of Inventions.

     (a) Consultant agrees that all Confidential Information and all other inventions, discoveries, concepts, designs, research methods and results, processes, formulae, creations, products, works of authorship, databases, trade secrets and know-how, or parts thereof, conceived, developed, or otherwise made by Consultant, alone or jointly with others and in any way relating to the Company's present or proposed programs or services or to tasks assigned to Consultant during the course of Consultant's engagement by the Company, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, during the period of Consultant's engagement by the Company, whether or not made during Consultant's regular working hours, and whether or not made on the premises of the Company, and whether or not disclosed by Consultant to the Company (hereinafter collectively referred to as "Developments"), together with all goods or services which embody or emulate such Developments, shall be the sole property of the Company. Consultant agrees to, and hereby does, assign to the Company all his or her right, title and interest throughout the world in and to all Developments and to anything tangible which evidences, incorporates, constitutes, represents or records any such Developments. Consultant agrees that all such Developments shall constitute works made for hire under the copyright laws of the United States and hereby assign and, to the extent any such assignment cannot be made at present, hereby agrees to assign to the Company all copyrights, patents and


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

other proprietary rights Consultant may have in any such Development, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademarks, and copyrights with respect thereto.

     (b) Consultant shall make and maintain adequate and current written records of all Developments, and shall disclose all Developments promptly, fully and in writing to an authorized officer of the Company immediately upon development of the same and at any time upon request.

     SECTION 10. Exceptions. Consultant hereby certifies that Consultant has informed the Company in writing of all continuing obligations to any previous employer, including those which require Consultant not to disclose to the Company any information, and that Consultant has also informed the Company, in writing, of all Confidential Information or Developments which Consultant claims as his or her own or otherwise intends to exclude from this Agreement because it was developed by Consultant prior to the date of this Agreement. Consultant understands that after execution of this Agreement, Consultant shall have no right to exclude Confidential Information or Developments from this Agreement.

     SECTION 11. Obligation to Cooperate. Consultant will, at any time during his engagement, or after it terminates, at the request of the Company, execute all documents and perform all lawful acts which the Company considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. It is understood that reasonable out-of-pocket expenses of Consultant's assistance incurred at the request of the Company will be reimbursed by the Company.

     SECTION 12. Release. Consultant hereby releases and waives all claims, causes of action or the like that Consultant had, now has or may in the future have against the Company or SunnComm International, Inc. ("SunnComm") and any and all of the respective officers, employees, directors and stockholders (collectively, the "Released Parties"), whether now known or unknown, in respect to all matters relating to Consultant's employment with the Company or engagement by the Company, possible separation from employment with the Company, which Consultant acknowledges may occur for nondiscriminatory reasons, or treatment of Consultant by the Company while in the Company's employ or engagement, including all claims related to severance, notice of termination, the payment of salary and/or incentive performance bonus, and all claims arising under the Age Discrimination in Employment Act of 1967 ("ADEA") as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Equal Pay Act of 1962, the Americans with Disabilities Act of 1990, the Workers Adjustment and Retraining Notification Act, or any other federal, state or local statute or ordinance, and Consultant further releases and waives any other claim or cause of action recognized in law or equity which Consultant had or now has against any of the Released Parties arising out of conduct, acts or omissions of the Company or SunnComm occurring prior to the execution date of this Agreement. Consultant understands and acknowledges that this Agreement will bar recovery in any forum for any claims that are the subject matter of the release set forth herein, and that Consultant will neither seek nor accept any moneys for any claim or cause of actions which is the subject matter of this release.

     SECTION 13. Non-Disparagement. Company and Consultant agree that they will not make any comments or statements to the press, employees of the Company, any individual or entity with whom either party has a business relationship or any other person if such comment or statement could be likely to adversely affect the conduct of the business of the Company or Consultant, or any of their plans or prospects or the business reputation of the Company or Consultant or that of any of Company's employees or stockholders, except as may be required by law or subpoena.

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     SECTION 14. Independent Contractor Status. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company.

     SECTION 15. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter thereof, supersedes and replaces in its entirety any and all prior agreements of the parties with respect to the subject matter thereof, and cannot be changed or extended except by a writing signed by both parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, executors, heirs, administrators, successors and assigns.

     SECTION 16. Governing Law. This Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of Arizona, without regard to its conflict of law principles.

     SECTION 17. Severabilitv. If any provision of this Agreement, as applied to either party or to any circumstance, shall be adjudged by a court to be void and unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability thereof.

     SECTION 18. Notices. All notices or other communications hereunder shall be given in writing and shall be deemed given if served personally or mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses on record at the Company, or at such other address or addresses as they may hereafter designate in writing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

                                            MEDIAMAX TECHNOLOGY CORP.


                                            By: /s/ Kevin Clement
                                            ------------------------------------
                                                Kevin Clement
                                                Chief Executive Officer

                                            CONSULTANT

                                            /s/ William H. Whitmore, Jr.
                                            ------------------------------------
                                                William H. Whitmore, Jr.


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